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                                                                    EXHIBIT 3.10

                                    BYLAWS OF

                          MOUNTAIN COAL COMPANY, L.L.C.

         These Bylaws shall be subject to the Limited Liability Company Agreement, as from time to time in effect (the "Agreement"), of Mountain Coal Company, L.L.C., a Delaware limited liability company (the "Company"). In the event of any inconsistency between the terms hereof and the terms of the Agreement, the terms of the Agreement shall control.

                                    ARTICLE I
                                     OFFICES

SECTION 1. PRINCIPAL OFFICE AND REGISTERED AGENT. The principal office of the Company shall be established and maintained at 555 17th Street, Denver, Colorado 80202. In the State of Delaware, the Company shall establish its office at the Company Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Company Trust Company.

SECTION 2. OTHER OFFICES. The Company may have other offices, either within or outside of the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Company may require.

                                   ARTICLE II
                               MEETINGS OF MEMBERS

SECTION 1. PLACE OF MEETINGS AND MEETINGS BY TELEPHONE. Meetings of Members shall be held at any place designated by the Board of Directors. In the absence of any such designation, meetings of Members shall be held at the principal place of business of the Company. Any meeting of the Members may be held by conference telephone or similar communications equipment so long as all Members participating in the meeting can hear one another. All Members participating by telephone or similar communications equipment shall be deemed to be present in person at the meeting.

SECTION 2. CALL OF MEETINGS. Meetings of the Members may be called at any time by the Board of Directors or by the Chairman or the President for the purpose of taking action upon any matter requiring the vote or authority of the Members as provided herein or in the Agreement or upon any other matter as to which such vote or authority

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is deemed by the Board of Directors or the Chairman or the President to be
necessary or desirable. Meetings of the Members shall be called promptly by the Board of Directors upon the written request of any Member.

SECTION 3. NOTICE OF MEETINGS OF MEMBERS. All notices of meetings of Members shall be sent or otherwise given in accordance with Section 4 of this Article II not less then five (5) nor more than ninety (90) days before the date of the meeting. The notice shall specify (i) the place, date, and hour of the meeting, and (ii) the general nature of the business to be transacted.

SECTION 4. MANNER OF GIVING NOTICE. Notice of any meeting of Members shall be given personally or by telephone to each Member or sent by first class mail, by telegram or telecopy (or similar electronic means), or by a nationally recognized overnight courier, charges prepaid, addressed to the Member at the address of that Member appearing on the books of the Company or given by the Member to the Company for the purpose of notice. Notice shall be deemed to have been given at the time when delivered either personally or by telephone, or at the time when deposited in the mail or with a nationally recognized overnight courier, or when sent by telegram or telecopy (or similar electronic means).

SECTION 5. ADJOURNED MEETING; NOTICE. - Any meeting of Members, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the Percentage Interests represented at that meeting, either in person or by proxy. When any meeting of Members is adjourned to another time or place, notice need not be given of the adjourned meeting, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than sixty (60) days from the date set for the original meeting, in which case the Board of Directors shall set a new record date and shall give notice in accordance with the provisions of Sections 3 and 4 of this Article II. At any adjourned meeting, the Company may transact any business that might have been transacted at the original meeting.

SECTION 6. QUORUM; VOTING. At any meeting of the Members, a Majority in Interest of the Members, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of Members holding a higher aggregate Percentage Interest is required by the Agreement or applicable law. Except as otherwise required by the Agreement, these Bylaws, or applicable law, all matters shall be determined by a Majority in Interest of the Members.

SECTION 7. WAIVER OF NOTICE BY CONSENT OF ABSENT MEMBERS. The transactions of a meeting of Members, however called and noticed and wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy and if either before or after the meeting, each person entitled to vote who was not present in person or by proxy signs a written waiver of notice or a consent to a holding of the meeting or an approval of the minutes. The

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waiver of notice or consent need not specify either the business to be transacted or the purpose of any meeting of Members. Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting.

SECTION 8. MEMBER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Except as provided in the Agreement, any action that may be taken at any meeting of Members may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by a Majority in Interest of the Members (or Members holding such higher aggregate Percentage Interest as is required to authorize or take such action under the terms of the Agreement, these Bylaws or applicable law). Any such written consent may be executed and given by telecopy or similar electronic means. Such consents shall be filed with the Secretary of the Company and shall be maintained in the Company's records.

SECTION 9. RECORD DATE FOR MEMBER NOTICE, VOTING, AND GIVING CONSENTS.

         (a) For purposes of determining the Members entitled to vote or act at any meeting or adjournment thereof, the Board of Directors may fix in advance a record date which shall not be greater than ninety (90) days nor fewer than five (5) days before the date of any such meeting. If the Board of Directors does not so fix a record date, the record date for determining Members entitled to notice of or to vote at a meeting of Members shall be at the close of business on the business day immediately preceding the day on which notice is given, or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

         (b) The record date for determining Members entitled to give consent to action in writing without a meeting shall be the close of business on the day on which the Board of Directors adopt the resolution relating to that action unless another record date (which shall not precede the date of the Board of Directors' resolution relating to the action).

         (c) Only Members of record on the record date as herein determined shall have any right to vote or to act at any meeting or give consent to any action relating to such record date, provided that no Member who transfers all or part of such Member's Interest after a record date (and no transferee of such Interest) shall have the right to vote or act with respect to the transferred Interest as regards the matter for which the record date was set.

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                                   ARTICLE III
                                    DIRECTORS

SECTION 1. NUMBER AND TERM. The number of directors which shall constitute the whole board shall be not less than three nor more than seven. The directors shall be elected by a Majority in Interest of the Members, except as provided in
Section 3 of this Article III, and each director elected shall hold office until his successor is elected and qualified. Directors need not be Members.

SECTION 2. RESIGNATIONS. Any director, member of a committee or other office may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 3. VACANCIES. If the office of any director, member of a committee or other office becomes vacant, the remaining directors in office, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office until his successor shall be duly chosen by the Members.

SECTION 4. REMOVAL. Any director or directors may be removed either for or without cause at any time by the affirmative vote of a Majority in Interest of the Members, by written consent or at a special meeting of the Members called for the purpose.

SECTION 5. INCREASE OF NUMBER. The number of directors may be increased by amendment of these Bylaws by the affirmative vote of a majority of the directors, though less than a quorum, or, by the affirmative vote of a Majority in Interest of the Members, by written consent or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until their successors are elected and qualified.

SECTION 6. POWERS. The Board of Directors shall exercise all of the powers of the Company except such as are by law, or by the Agreement or by these Bylaws conferred upon or reserved to the Members.

SECTION 7. PLACE OF MEETINGS AND MEETINGS BY TELEPHONE. All meetings of the Board of Directors may be held at any place that has been designated from time to time by resolution of the Board of Directors. In the absence of such a designation, regular meetings shall be held at the principal place of business of the Company. Any meeting, regular or special, may be held by conference telephone or similar communications

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equipment so long as all directors participating in the meeting can hear one another, and all directors participating by telephone or similar communications equipment shall be deemed to be present in person at the meeting.

SECTION 8. MEETINGS.-

         (a) Regular meetings of the Board of Directors shall be held at least twice per year at such times and places as shall be fixed by unanimous approval of the Board of Directors. Such regular meetings shall be held without notice.

         (b) Special meetings of the Board of Directors may be called by the President or by the Secretary on the written request of any two directors on at least one day's notice to each director and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting. The notice need not specify the purpose of the meeting.

SECTION 9. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if prior to such action a written consent thereof is signed by a majority of the directors and such written consent is filed with the minutes of the proceedings of the Board.

SECTION 10. QUORUM. The presence of two directors or one-third of the directors then in office, whichever is greater shall be necessary and sufficient to constitute a quorum for the transaction of business. Every act or decision done or made by the affirmative vote of a majority of directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

SECTION 11. WAIVER OF NOTICE. Notice of any meeting need not be given to any director who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the records of the Company or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting before or at its commencement the lack of notice to that director.

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SECTION 12. COMPENSATION. Directors shall not receive any stated salary for their services as directors but by resolution of the Board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

                                   ARTICLE IV
                                    OFFICERS

SECTION 1. OFFICERS. The officers of the Company shall be a Chairman of the Board, a President, one or more Vice Presidents, a Treasurer, and a Secretary, and such Assistant Treasurers and Assistant Secretaries as the Board of Directors may deem proper. All of such officers shall be elected by the Board of Directors. None of the officers need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. Any two offices, other than those of President and Vice President, may be held by the same person. More than two offices, other than those of President and Secretary, may be held by the same person.

SECTION 2. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

SECTION 3. CHAIRMAN. The Chairman shall, if present, preside at meetings of the Board of Directors and shall exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board of Directors or prescribed by the Agreement or these Bylaws.

SECTION 4. PRESIDENT. Subject to the supervisory powers of the Chairman, if there be such an officer, the President shall be the chief operating officer of the Company and shall, subject to the control of the Board of Directors and the Chairman, have general supervision, direction, and control of the business and the officers of the Company. He or she shall have the general powers and duties of management usually vested in the office of President of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors, the Agreement, or these Bylaws.

SECTION 5. VICE PRESIDENT. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him or her by resolution of the Board of Directors.

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SECTION 6. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Company. He or she shall deposit all moneys and other valuables in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors.

         The Treasurer shall disburse the funds of the Company as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of his transactions as Treasurer and of the financial condition of the Company. If required by the Board of Directors, he shall give the Company a bond for the faithful discharge of his duties in such amount and with such surety as the board shall prescribe.

SECTION 7. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of Members and directors, and all other notices required by law or by these Bylaws, and in case of his or her absence or refusal or neglect to do so, any such notice may be given by any person directed to do so by the President, or by the directors, or Members, upon whose requisition the meeting is called as provided in these Bylaws. He or she shall record all the proceedings of the meetings of the Company and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him or her by the directors, the Chairman or the President. He or she shall have the custody of the seal of the Company and shall affix the same to all instruments requiring it, when authorized by the directors, the Chairman, the President or any Vice President, and attest the same.

SECTION 8. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant Treasurers and Assistant Secretaries, if any, shall be appointed by the Board of Directors and shall have the powers and perform such duties as may be assigned to them, respectively, by the Directors.

                                    ARTICLE V
                               RECORDS AND REPORTS

SECTION 1. MAINTENANCE AND INSPECTION OF SHARE REGISTER. The Company shall maintain at its principal place of business a record of its Members, giving the names and addresses of all Members and the Percentage interest held by each Member. Subject to such reasonable standards (including standards governing what information and documents are to be furnished and at whose expense) as may be established by the Board of Directors from time to time, each Member has the right to obtain from the Company, from time to time upon reasonable demand for any purpose reasonably

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related to the Member's interest as a Member of the Company, a record of the
Company's Members.

SECTION 2. MAINTENANCE AND INSPECTION OF BYLAWS. The Company shall keep at its principal place of business the original or a copy of these Bylaws as amended to date, which shall be open to inspection by the Members at all reasonable times during office hours.

SECTION 3. MAINTENANCE AND INSPECTION OF OTHER RECORDS. The accounting books and records, minutes of proceedings of the Members and the Board of Directors and any committees or delegates of the Board of Directors, and all other information pertaining to the Company that is required to be made available to the Members under the Delaware Act shall be kept at such place or places designated by the Board of Directors or in the absence of such designation, at the principal place of business of the Company. The minutes shall be kept in written form and the accounting books and records and other information shall be kept either in written form or in any other form capable of being converted into written form. The books of account and records of the Company shall be maintained in accordance with generally accepted accounting principles consistently applied during the term of the Company, wherein all transactions, matters, and things relating to the business and properties of the Company shall be currently entered. Subject to such reasonable standards (including standards governing what information and documents are to be furnished and at whose expense) as may be established by the Board of Directors from time to time, minutes, accounting books and records, and other information shall be open to inspection upon the written demand of any Member at any reasonable time during usual business hours for a purpose reasonably related to the Member's interests as a Member. Any such inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts. Notwithstanding the foregoing, the Board of Directors shall have the right to keep confidential from Members for such period of time as the Board of Directors deem reasonable, any information which the Board of Directors reasonably believe to be in the nature of trade secrets or other information the disclosure of which the Board of Directors in good faith believe is not in the best interests of the Company or could damage the Company or its business or which the Company is required by law or by agreement with a third party to keep confidential.

SECTION 4. INSPECTION BY BOARD OF DIRECTORS. Every director shall have the right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Company for a purpose reasonably related to his or her position as Manager. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

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                                   ARTICLE VI
                                 INDEMNIFICATION

SECTION 1. LIMITATION ON LIABILITY OF MANAGERS AND OFFICERS. No director or officer of the Company shall have any liability to the Company or the Members for any losses sustained or liabilities incurred as a result of any act or omission of such director or officer if (i) the director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the interests of the Company and (ii) the conduct of the director or officer did not constitute actual fraud, gross negligence, or willful misconduct.

SECTION 2. COMPANY'S OBLIGATION TO INDEMNIFY OFFICERS AND DIRECTORS. The Company shall indemnify and hold harmless the directors and officers of the Company (individually, an "Indemnitee") from and against any and all losses, claims, demands, costs, damages, liabilities, expenses of any nature (including reasonable attorneys' fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits, or proceedings, civil, criminal, administrative, or investigative, in which an Indemnitee may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the business of the Company, regardless of whether an Indemnitee continues to be a director or officer at the time any such liability or expense is paid or incurred, if (i) the Indemnitee acted in good faith and in a manner it or he or she reasonably believed to be in, or not opposed to, the interests of the Company, and, with respect to any criminal proceeding, had no reason to believe his or her conduct was unlawful and (ii) the Indemnitee's conduct did not constitute actual fraud, gross negligence or willful misconduct.

SECTION 3. COMPANY'S OBLIGATION TO ADVANCE EXPENSES. Expenses incurred by an Indemnitee in defending any claim, demand, action, suit, or proceeding subject to this Article VI shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit, or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amounts if it is ultimately determined that such person is not entitled to be indemnified as authorized in this Article VI. The indemnification provided by this Article VI shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, consent of the Members, as a matter of law or equity, or otherwise, shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee. Subject to the foregoing sentence, the provisions of this Article VI are for the benefit of the Indemnitees and shall not be deemed to create any rights for the benefit of any other persons.

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                                   ARTICLE VII
            AMENDMENTS AND INCORPORATION BY REFERENCE INTO AGREEMENT

SECTION 1. AMENDMENT. These Bylaws may be altered or repealed and Bylaws may be made at any meeting of the Board of Directors, if notice of the proposed alteration or repeal, or bylaw to be made, is contained in the notice of such meeting, by the affirmative vote of a majority of the Board of Directors, or by unanimous written consent of a majority of the directors.

SECTION 2. INCORPORATION BY REFERENCE OF BYLAWS INTO AGREEMENT. These Bylaws and any amendments thereto shall be deemed incorporated by reference in the Agreement.

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